UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2011

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 558-7711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment ("Amendment No. 1") to the Current Report on Form 8-K filed by SunTrust Banks, Inc. (the "Company") with the Securities and Exchange Commission on April 27, 2011 (the "Original 8-K") to update "Item 5.07. Submission of Matters to a Vote of Security Holders" in the Original 8-K regarding the results from the Company’s 2011 Annual Meeting of Shareholders held on April 26, 2011 (the "2011 Annual Meeting"). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct a non-binding advisory vote on the compensation of the Company’s named executive officers. No other changes have been made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the 2011 Annual Meeting, the Company’s shareholders recommended, in a non-binding advisory vote, that the Company hold a non-binding advisory vote on the compensation of the Company’s named executive officers, as disclosed in the proxy statement, on an annual basis. Accordingly, in light of this recommendation and other factors considered by the Company’s Board of Directors (the "Board"), the Board has determined that the Company will hold a non-binding advisory vote on the Company’s compensation of its named executive officers as disclosed in the proxy statement on an annual basis until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interest of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunTrust Banks, Inc.

June 20, 2011	By:	/s/ David A. Wisniewski

Name: David A. Wisniewski
Title: Group Vice President and Associate General Counsel